Exhibit 99.2

Contact:	James Babski GHL Acquisition Corp. jbabski@greenhill.com +1-212-372-4180

GHL Acquisition Corp. Announces Commencement of Common Stock Offering

NEW YORK, September 4, 2009 – GHL Acquisition Corp. (“GHL Acquisition”) (NYX: GHQ, GHQ.U and GHQ.WS) announced today that it has commenced an offering of 16,000,000 newly issued shares of its common stock.  It is expected that GHL Acquisition will grant the underwriters an over-allotment option to purchase an additional 2,400,000 shares of GHL Acquisition’s common stock.   Raymond James and Associates, Inc. will act as bookrunning manager for the offering, RBC Capital Markets Corporation will act as co-lead manager and Stifel, Nicolaus & Company, Incorporated will act as co-manager for the offering.  The closing of the offering is subject to the closing of the proposed acquisition by GHL Acquisition of Iridium Holdings LLC, which in turn is subject to approval by the stockholders of GHL Acquisition.

GHL Acquisition intends to use the net proceeds of the offering to fund its previously announced repurchases of shares of its common stock and exchanges of warrants as well as for general corporate purposes.

The shares will be offered and sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. A preliminary prospectus supplement and accompanying prospectus related to the offering have been filed with the Securities and Exchange Commission and are available on the SEC’s website www.sec.gov.  Copies of the prospectus supplement and accompanying prospectus for this offering can be obtained without charge by directing a request to Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, FL 33716 or by telephone at (727) 567-2400. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering of these securities will be made only by means of the prospectus supplement and accompanying prospectus.

About GHL Acquisition Corp.

GHL Acquisition is a special purpose acquisition company launched in February 2008 in an initial public offering raising $400 million of gross proceeds. Founded by Greenhill & Co., GHL Acquisition was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.

Forward-Looking Statements and Other Disclosure

This press release contains, and GHL Acquisition’s management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GHL Acquisition to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Iridium, whether the transaction will be approved by GHL Acquisition’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that GHL Acquisition’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if GHL Acquisition’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  GHL Acquisition’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, GHL Acquisition undertakes no obligation to update forward-looking statements.

This press release is for informational purposes only and does not constitute an offer of any securities for sale.